STATEMENT OF ORGANIZATION
                             OF THE INCORPORATOR OF
                               PTN WIRELESS, INC.

     The undersigned incorporator of PTN Wireless, Inc., a Delaware corporation, hereby certifies, pursuant to Section 108 of the General Corporation Law of the State of Delaware, that:

     1. The certificate of incorporation of said corporation was filed with the Secretary of State of the State of Delaware on February 21, 2001.

     2. The By-laws annexed hereto are hereby adopted as and for the By-laws of said corporation.

     3. Peter Klamka is hereby elected as the director of said corporation to hold office until the first annual meeting of stockholders or until his successors are elected and qualified:

     IN WITNESS WHEREOF, I have signed this instrument as of the date when these actions were so taken this 21st day of February 21, 2001.


                                             /s/  Hank Gracin
                                             -----------------------------------
                                             Hank Gracin